Diamond Resorts International, Inc. Announces Completion of
Redemption of 12.00% Senior Secured Notes Due 2018

LAS VEGAS - June 9, 2014 - Diamond Resorts International, Inc. (NYSE: DRII) (“Diamond” or the “Company”) and its indirect wholly-owned subsidiary, Diamond Resorts Corporation (“DRC”), today announced the completion of the previously announced redemption of DRC’s 12.00% Senior Secured Notes due 2018 (the “Senior Secured Notes”). Pursuant to a previously issued redemption notice, on June 9, 2014 (the “Redemption Date”), DRC redeemed the entire $374,440,000 outstanding principal amount of the Senior Secured Notes at a redemption price equal to approximately 108.077% of the principal amount of the Senior Secured Notes being redeemed (or $1,080.77 per $1,000 in principal amount of the Senior Secured Notes), or approximately $419 million in total, including approximately $14 million of accrued and unpaid interest up to but excluding the Redemption Date.

As previously announced, the Company and DRC entered into a $470 million senior secured credit facility with Credit Suisse AG, as administrative agent and collateral agent (the “New Credit Facility”). The Company funded the approximately $419 million redemption amount for the Senior Secured Notes with the proceeds of the term loan portion of the New Credit Facility.

The Senior Secured Notes will no longer be outstanding after the Redemption Date, and other than the rights of noteholders to receive payment of the redemption amount of the Senior Secured Notes, all rights with respect to the Senior Secured Notes will cease to accrue on the Redemption Date.

About Diamond Resorts International®

Diamond Resorts International®, with its network of more than 300 vacation destinations located in 33 countries throughout the continental United States, Hawaii, Canada, Mexico, the Caribbean, South America, Central America, Europe, Asia, Australia and Africa provides guests with choices and flexibility as they design their dream vacation, whether they're traveling an hour away or around the world. Our hassle-free, relaxing vacations give guests a truly memorable experience every time, for a lifetime.

Diamond Resorts International® manages vacation ownership resorts and sells vacation ownership points that provide our members with access to 93 managed resorts, 210 affiliated properties and four cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit www.DiamondResorts.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Senior Secured Notes and the related Redemption and other statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “could,” “forecast,” “believe,” “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, adverse trends or disruptions in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with the Company’s affiliates and other third parties, including termination of the Company’s hospitality management contracts; the Company’s ability to maintain an optimal inventory of vacation ownership interests for sale overall, as well as in specific Collections; the Company’s ability to sell, securitize or borrow against its consumer loans; decreased demand from prospective purchasers of Vacation Interests; adverse events or trends in vacation destinations and regions where the resorts in our network are located; changes in the Company's senior management; the Company's ability to comply with regulations applicable to the vacation ownership industry; the effects of the Company’s indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company’s outstanding indebtedness; the Company’s ability to successfully implement its growth strategy; and the Company's ability to compete effectively.

For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Media Contact:
Diamond Resorts International®
Stevi Wara, 1-702-823-7069
media@diamondresorts.com

Investor Contact:
Sloane and Company
Joshua Hochberg, 1-212-486-9500
jhochberg@sloanepr.com

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